FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)    ☐

BNY MIDWEST TRUST COMPANY
(formerly known as CTC Illinois Trust Company)
(Exact name of trustee as specified in its charter)

Illinois (State of incorporation if not a U.S. national bank)	36-3800435 (I.R.S. employer identification no.)
2 N. LaSalle Street Suite 1020 Chicago, Illinois (Address of principal executive offices)	60602 (Zip code)

THE MANITOWOC COMPANY, INC. (Exact name of obligor as specified in its charter)
Wisconsin (State or other jurisdiction of incorporation or organization)	39-0448110 (I.R.S. employer identification no.)
Marinette Marine Corporation (Exact name of obligor as specified in its charter)
Wisconsin (State or other jurisdiction of incorporation or organization)	39-0451225 (I.R.S. employer identification no.)
Manitowoc Foodservice Companies, Inc. (Exact name of obligor as specified in its charter)
Nevada (State or other jurisdiction of incorporation or organization)	88-0369684 (I.R.S. employer identification no.)
Manitowoc Crane Companies, Inc. (Exact name of obligor as specified in its charter)
Nevada (State or other jurisdiction of incorporation or organization)	88-0369683 (I.R.S. employer identification no.)

Manitowoc FP, Inc. (Exact name of obligor as specified in its charter)
Nevada (State or other jurisdiction of incorporation or organization)	88-0369687 (I.R.S. employer identification no.)
Manitowoc CP, Inc. (Exact name of obligor as specified in its charter)
Nevada (State or other jurisdiction of incorporation or organization)	88-0369686 (I.R.S. employer identification no.)
Diversified Refrigeration, Inc. (Exact name of obligor as specified in its charter)
Tennessee (State or other jurisdiction of incorporation or organization)	62-1276418 (I.R.S. employer identification no.)
KMT Refrigeration, Inc. (Exact name of obligor as specified in its charter)
Wisconsin (State or other jurisdiction of incorporation or organization)	39-1863487 (I.R.S. employer identification no.)
Harford Duracool, LLC (Exact name of obligor as specified in its charter)
Wisconsin (State or other jurisdiction of incorporation or organization)	52-2226739 (I.R.S. employer identification no.)
KMT Sales Corp. (Exact name of obligor as specified in its charter)
Nevada (State or other jurisdiction of incorporation or organization)	62-1742336 (I.R.S. employer identification no.)
Manitowoc Beverage Systems, Inc. (Exact name of obligor as specified in its charter)
Nevada (State or other jurisdiction of incorporation or organization)	06-1530881 (I.R.S. employer identification no.)

Manitowoc Equipment Works, Inc. (Exact name of obligor as specified in its charter)
Nevada (State or other jurisdiction of incorporation or organization)	39-1775032 (I.R.S. employer identification no.)
Manitowoc Ice, Inc. (Exact name of obligor as specified in its charter)
Wisconsin (State or other jurisdiction of incorporation or organization)	39-1863489 (I.R.S. employer identification no.)
SerVend Sales Corp. (Exact name of obligor as specified in its charter)
Nevada (State or other jurisdiction of incorporation or organization)	35-2050079 (I.R.S. employer identification no.)
Femco Machine Company, Inc. (Exact name of obligor as specified in its charter)
Nevada (State or other jurisdiction of incorporation or organization)	39-1780976 (I.R.S. employer identification no.)
Manitowoc Cranes, Inc. (Exact name of obligor as specified in its charter)
Wisconsin (State or other jurisdiction of incorporation or organization)	39-1863488 (I.R.S. employer identification no.)
Manitowoc MEC, Inc. (Exact name of obligor as specified in its charter)
Nevada (State or other jurisdiction of incorporation or organization)	39-1775033 (I.R.S. employer identification no.)
Manitowoc Re-Manufacturing, Inc. (Exact name of obligor as specified in its charter)
Wisconsin (State or other jurisdiction of incorporation or organization)	36-3536154 (I.R.S. employer identification no.)

North Central Crane & Excavator Sales Corp. (Exact name of obligor as specified in its charter)
Nevada (State or other jurisdiction of incorporation or organization)	36-3075255 (I.R.S. employer identification no.)
West-Manitowoc, Inc. (Exact name of obligor as specified in its charter)
Wisconsin (State or other jurisdiction of incorporation or organization)	39-1769651 (I.R.S. employer identification no.)
Environmental Rehab, Inc. (Exact name of obligor as specified in its charter)
Wisconsin (State or other jurisdiction of incorporation or organization)	39-1626922 (I.R.S. employer identification no.)
Manitowoc Western Company, Inc. (Exact name of obligor as specified in its charter)
Wisconsin (State or other jurisdiction of incorporation or organization)	94-3047618 (I.R.S. employer identification no.)
Manitowoc Marine Group, LLC (Exact name of obligor as specified in its charter)
Nevada (State or other jurisdiction of incorporation or organization)	39-1947771 (I.R.S. employer identification no.)
Manitowoc Beverage Equipment, Inc. (f/k/a "Multiplex Company, Inc.," and successor to SerVend International, Inc.) (Exact name of obligor as specified in its charter)
Missouri (State or other jurisdiction of incorporation or organization)	39-1987754 (I.R.S. employer identification no.)
Grove Investors, Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	25-1896049 (I.R.S. employer identification no.)

Grove Holdings, Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	25-1894200 (I.R.S. employer identification no.)
Grove Worldwide, Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	25-1896048 (I.R.S. employer identification no.)
Grove U.S. LLC (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	23-2955767 (I.R.S. employer identification no.)
Crane Acquisition Corp. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	52-2089451 (I.R.S. employer identification no.)
Crane Holding Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	51-0305209 (I.R.S. employer identification no.)
2400 South 44th Street Manitowoc, Wisconsin (Address of principal executive offices)	54221-0066 (Zip code)

Debt Securities
(Title of the indenture securities)

1.     General information. Furnish the following information as to the Trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

Name	Address

Office of Banks & Trust Companies of the State of Illinois	500 E. Monroe Street Springfield, Illinois 62701-1532
Federal Reserve Bank of Chicago	230 S. LaSalle Street Chicago, Illinois 60603
  (b)
  Whether it is authorized to exercise corporate trust powers.

  Yes.

2.     Affiliations with Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

  None.

16.   List of Exhibits.

  1.
  A copy of Articles of Incorporation of BNY Midwest Trust Company (formerly CTC Illinois Trust Company, formerly Continental Trust Company) as now in effect. (Exhibit 1 to Form T-1 filed with the Registration Statement No. 333-47688.)

  2,3.
  A copy of the Certificate of Authority of the Trustee as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 2 to Form T-1 filed with the Registration Statement No. 333-47688.)

  4.
  A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with the Registration Statement No. 333-47688.)

  6.
  The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with the Registration Statement No. 333-47688.)

  7.
  A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

        Pursuant to the requirements of the Act, the Trustee, BNY Midwest Trust Company, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 31st day of October, 2003.

BNY Midwest Trust Company
By:	/s/ D. DONOVAN Name: D. DONOVAN Title: ASSISTANT VICE PRESIDENT

OFFICE OF BANKS AND REAL ESTATE
Bureau of Banks and Trust Companies

CONSOLIDATED REPORT OF CONDITION
OF

BNY Midwest Trust Company
2 North LaSalle Street
Suite 1020
Chicago, Illinois 60602

        Including the institution's domestic and foreign subsidiaries completed as of the close of business on June 30, 2003, submitted in response to the call of the Office of Banks and Real Estate of the State of Illinois.

	ASSETS		Thousands of Dollars
1.	Cash and Due from Depository Institutions		28,746
2.	U.S. Treasury Securities		0
3.	Obligations of States and Political Subdivisions		0
4.	Other Bonds, Notes and Debentures		0
5.	Corporate Stock		0
6.	Trust Company Premises, Furniture, Fixtures and Other Assets Representing Trust Company Premises		831
7.	Leases and Lease Financing Receivables		0
8.	Accounts Receivable		4,538
9.	Other Assets
	(Itemize amounts greater than 15% of Line 9)
	GOODWILL	86,813
			86,881
10.	TOTAL ASSETS		120,996

OFFICE OF BANKS AND REAL ESTATE
Bureau of Banks and Trust Companies

CONSOLIDATED REPORT OF CONDITION
OF

BNY Midwest Trust Company
2 North LaSalle Street
Suite 1020
Chicago, Illinois 60602

	LIABILITIES		Thousands of Dollars
11.	Accounts Payable		14
12.	Taxes Payable		0
13.	Other Liabilities for Borrowed Money		25,425
14.	Other Liabilities
	(Itemize amounts greater than 15% of Line 14)
	Taxes Payable to Parent Company	5,181
	Reserve for Taxes	3,991
			9,480
15.	TOTAL LIABILITIES		34,919
	EQUITY CAPITAL
16.	Preferred Stock		0
17.	Common Stock		2,000
18.	Surplus		62,130
19.	Reserve for Operating Expenses		0
20.	Retained Earnings (Loss)		21,947
21.	TOTAL EQUITY CAPITAL		86,077
22.	TOTAL LIABILITIES AND EQUITY CAPITAL		120,996

I, Keith A. Mica, Vice President (Name and Title of Officer Authorized to Sign Report)
of BNY Midwest Trust Company certify that the information contained in this statement is accurate to the best of my knowledge and belief. I understand that submission of false information with the intention to deceive the Commissioner or his Administrative officers is a felony.
/s/ Keith A. Mica (Signature of Officer Authorized to Sign Report)

Sworn to and subscribed before me this 29th day of     July                        , 2003.

My Commission expires May 15, 2007.

                      /s/ Joseph A. Giacobino, Notary Public

(Notary Seal)

Person to whom Supervisory Staff should direct questions concerning this report.

Christine Anderson Name	(212) 437-5984 Telephone Number (Extension)